Exhibit 99.01

Neuralstem Appoints David J. Mazzo, Ph.D., to Board of Directors

GERMANTOWN, Md., May 6, 2019 (GLOBE NEWSWIRE) -- Neuralstem, Inc. (Nasdaq: CUR), a biopharmaceutical company focused on the development of nervous system therapies based on its neural stem cell and small molecule technologies, announced that David J. Mazzo, Ph.D. has been appointed to the Company’s Board of Directors to be effective June 12, 2019. Dr. Mazzo will replace Stanley Westreich, who is retiring on the effective date.

“Dr. Mazzo is a seasoned executive in the biopharma space and brings Neuralstem significant value gained over his 30 years in the pharmaceutical and biotech industries,” said Dr. Ken Carter, Executive Chairman of the Board. “He will be an invaluable addition to our team as Neuralstem continues down the path of developing innovative therapies to help improve patient outcomes.”

“I look forward to working with the Neuralstem team to continue down the path of creating new therapies for patients with unmet medical needs, as well as delivering value to our shareholders,” said Dr. Dave Mazzo.

Dr. Mazzo brings over 30 years of experience in the pharmaceutical industry, and currently serves as Chief Executive Officer of Caladrius Biosciences, a clinical-stage biopharmaceutical company committed to the development of innovative products in cardiovascular and autoimmune diseases. Dr. Mazzo has also served as: Chief Executive Officer and as a member of the board of directors of Regado Biosciences, Inc., a NASDAQ-listed biopharmaceutical company; President, Chief Executive Officer and a director of Æterna Zentaris, Inc. (NASDAQ: AEZS) and President, Chief Executive Officer and a director of Chugai Pharma USA, LLC, a biopharmaceutical company which was the U.S. subsidiary of Chugai Pharmaceutical Co., Ltd. of Japan. In addition, Dr. Mazzo has also held senior management and executive positions in a number of public and private pharmaceutical and biotech companies.

Dr. Mazzo earned a BA in the Honors Program (interdisciplinary humanities) and a BS in chemistry from Villanova University. In addition, Dr. Mazzo received his MS in chemistry and his PhD degree in analytical chemistry from the University of Massachusetts, Amherst. He was also a research fellow at the Ecole Polytechnique Federale de Lausanne, Switzerland.

About Neuralstem

Neuralstem is a clinical-stage biopharmaceutical company developing novel treatments for nervous system diseases of high unmet medical need. Neuralstem’s diversified portfolio of product candidates includes its proprietary neural stem cell technology.

The Company has two lead development candidates:

NSI-566 is a neural stem cell therapy in clinical development for treatment of paralysis in stroke, for Amyotrophic Lateral Sclerosis (ALS) and for chronic spinal cord injury (cSCI).

NSI-189 is a small molecule in clinical development for major depressive disorder (MDD) and in preclinical development for Angelman syndrome, irradiation-induced cognitive impairment, Type 1 and Type 2 diabetes, and stroke.

Cautionary Statement Regarding Forward Looking Information

This news release contains “forward-looking statements” made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem’s periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Investor Contact:

Sunflower Life Sciences

josh@sunflowerlifesciences.com